Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2009 Earnings

•	Total managed assets reach record $409.2 billion

•	Net bond-fund sales top $1 billion for Q1 2009

•	Board declares quarterly dividend of $0.24 per share

(PITTSBURGH, Pa., April 23, 2009) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.34 for the quarter ended March 31, 2009 compared to $0.54 for the same quarter last year. Net income was $35.1 million for Q1 2009 compared to $55.8 million for Q1 2008. During Q1 2009, Federated recorded non-cash impairment charges of $20.1 million or $0.13 per diluted share mainly related to intangible assets associated with certain acquisitions. Federated also recorded $1.5 million or $0.01 per diluted share in additional non-cash share-based compensation expense.

Federated’s total managed assets reached a record $409.2 billion at March 31, 2009, up $70.7 billion or 21 percent from $338.5 billion at March 31, 2008 and up $1.9 billion from $407.3 billion reported at Dec. 31, 2008. Asset growth for the quarter was driven by strong net sales of fixed-income products and continued flows into money market funds. Average managed assets for Q1 2009 were $411.7 billion, up $89.7 billion or 28 percent from $322.0 billion reported for Q1 2008 and up $41.9 billion or 11 percent from $369.8 billion reported for Q4 2008.

“As investors increasingly sought fixed-income products, Federated’s broad menu of high-quality bond funds experienced substantial growth in the first quarter,” said J. Christopher Donahue, president and chief executive officer. “Federated sold $3.2 billion in fixed-income mutual funds during the quarter, netting $1.1 billion in bond assets, marking Federated’s best quarter for net fixed-income sales in more than five years.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on May 15, 2009 to shareholders of record as of May 8, 2009. During Q1 2009, Federated purchased 69,937 shares of Federated class B common stock for $1.1 million.

Money market assets in both funds and separate accounts were $360.1 billion at March 31, 2009, up $82.6 billion or 30 percent from $277.5 billion at March 31, 2008 and up $4.4 billion or 1 percent from $355.7 billion at Dec. 31, 2008. Money market mutual fund assets were $328.8 billion at March 31, 2009, up $86.5 billion or 36 percent from $242.3 billion at March 31, 2008 and up $1.5 billion from $327.3 billion at Dec. 31, 2008.

Federated’s fixed-income assets were $25.0 billion at March 31, 2009, up $2.7 billion or 12 percent from $22.3 billion at March 31, 2008 and up $1.5 billion or 6 percent from $23.5 billion at Dec. 31, 2008. Federated had strong net inflows of $1.1 billion into its bond funds during Q1 2009.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q1 2009 Earnings	Page 2 of 9

Federated’s equity assets were $23.4 billion at March 31, 2009, down $14.1 billion or 38 percent from $37.5 billion at March 31, 2008 and down $3.3 billion or 12 percent from $26.7 billion at Dec. 31, 2008 primarily due to market conditions and, to a lesser extent, net outflows.

Financial Summary

Q1 2009 vs. Q1 2008

For Q1 2009, revenue increased to $310.6 million compared to $305.7 million for the same quarter last year. Increases in revenue of $59.9 million from higher average money market managed assets and $7.7 million from higher average equity and fixed-income managed assets due to the Q4 2008 Prudent Bear and Clover Capital acquisitions were partially offset by a $49.0 million decrease from lower remaining average equity managed assets and $9.7 million in fee waivers recorded in Q1 2009 on certain money market funds in order to maintain zero to positive net yields. These fee waivers were offset by a related reduction in marketing and distribution expenses of $4.6 million such that the net impact on operating income was a decrease of $5.1 million. There was also a $2.7 million decrease related to the impact of leap year on Q1 2008 as compared to Q1 2009.

Fee waivers to produce positive or zero net yields may increase and such increases could be significant. The specific level of these waivers will be determined by a variety of factors including market yield levels for money market investments, asset levels within money market funds, changes in the mix of money market assets by type of fund, changes in the expense levels of money market funds and the willingness of the fund adviser to sustain these waivers.

For Q1 2009, Federated derived 71 percent of its revenue from money market assets, 19 percent from equity assets, 9 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for Q1 2009 increased $35.9 million or 17 percent to $250.6 million compared to $214.7 million for Q1 2008. The increase was primarily attributable to a $16.0 million impairment charge related primarily to significant Q1 2009 market declines in the level of managed assets underlying certain customer relationship intangible assets acquired in connection with two acquisitions. Marketing and distribution expenses increased by $14.7 million primarily from higher average money market managed assets partially offset by lower equity assets and the aforementioned reduction associated with maintaining zero to positive net yields. In Q1 2009, there was also a $3.7 million fixed asset impairment charge reflected in the line item other and a $1.5 million adjustment to share-based compensation expense reflected in compensation and related.

Nonoperating expenses for Q1 2009 increased $2.2 million compared to Q1 2008 primarily due to a $1.4 million decrease in investment income due to lower average investment balances and yields, a $1.0 million increase in recourse debt expense and a $0.4 million impairment charge in Q1 2009 on seed investments in new products.

Q1 2009 vs. Q4 2008

Compared to the prior quarter, revenue increased by $8.9 million or 3 percent. Increases in revenue of $24.0 million from higher average money market managed assets and $5.4 million from higher average equity and

Federated Reports Q1 2009 Earnings	Page 3 of 9

fixed-income managed assets due to the Q4 2008 Prudent Bear and Clover Capital acquisitions were partially offset by an $8.5 million decrease from lower remaining average equity managed assets. In addition, there was an increase of $6.3 million in fee waivers on certain money market funds in order to maintain zero to positive net yields. The increase in fee waivers was offset by a related increase to the reduction in marketing and distribution expenses of $2.7 million such that the net impact on operating income was a decrease of $3.6 million. There was also a $6.9 million decrease due to two fewer days in Q1 2009 as compared to Q4 2008.

Compared to Q4 2008, operating expenses increased by $34.6 million or 16 percent. The increase in operating expenses was attributable to four significant items: first, a $16.0 million impairment charge related primarily to significant Q1 2009 market declines in the level of managed assets underlying certain customer relationship intangible assets acquired in connection with two acquisitions; second, a $10.0 million increase in compensation and related expenses primarily related to a $5.1 million increase to amounts accrued for incentive compensation plans including those related to the recent Prudent Bear and Clover Capital acquisitions, a $2.3 million increase in payroll tax and employee benefit expenses primarily due to Q1 seasonality and a $2.0 million increase in share-based compensation primarily related to a $1.5 million adjustment recorded in Q1 2009; third, a $6.8 million increase in marketing and distribution expenses primarily from higher average money market managed assets partially offset by the aforementioned increased reduction associated with maintaining zero to positive net yields and the impact of two fewer days in Q1 2009 as compared to Q4 2008; and finally, a $3.7 million fixed asset impairment charge reflected in other.

Nonoperating expenses decreased $1.3 million compared to the prior quarter due mainly to a $0.9 million reduction in investment losses, a component of which was a $0.4 million impairment charge in Q1 2009 on seed investments in new products and a $0.4 million decrease in recourse debt expense.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, April 24, 2009. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until May 1, 2009 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 308797.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $409.2 billion in assets as of March 31, 2009. With 158 funds and a variety of separately managed account options, Federated provides comprehensive investment management to nearly 5,400 institutions and intermediaries including

Federated Reports Q1 2009 Earnings	Page 4 of 9

corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 6 percent of fixed-income fund managers and the top 7 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1	Strategic Insight, March 31, 2009. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, asset flows, and asset and revenue levels, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain asset flows, and asset and revenue levels, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2009 Earnings	Page 5 of 9

Unaudited Condensed Consolidated Statements of Income1

(in thousands, except per share data)

	Quarter Ended March 31,		% Change Q1 2008 to Q1 2009	Quarter Ended Dec. 31, 2008	% Change Q4 2008 to Q1 2009
	2009	2008
Revenue
Investment advisory fees, net	$190,469	$194,995	(2)%	$187,684	1%
Administrative service fees, net	67,646	51,580	31	61,669	10
Other service fees, net	51,332	57,716	(11)	50,889	1
Other, net	1,196	1,402	(15)	1,526	(22)

Total Revenue	310,643	305,693	2	301,768	3

Operating Expenses
Compensation and related	66,227	61,463	8	56,219	18
General and administrative
Marketing and distribution	122,306	107,626	14	115,518	6
Professional service fees	10,007	8,598	16	9,945	1
Office and occupancy	6,666	6,111	9	6,276	6
Systems and communications	6,428	5,933	8	5,721	12
Advertising and promotional	2,650	3,676	(28)	3,323	(20)
Travel and related	2,443	2,925	(16)	3,883	(37)
Other	8,264	4,311	92	4,958	67

Total general and administrative	158,764	139,180	14	149,624	6
Amortization of deferred sales commissions	4,873	9,361	(48)	5,453	(11)
Intangible asset amortization and impairment	20,730	4,745	337	4,715	340

Total Operating Expenses	250,594	214,749	17	216,011	16

Operating Income	60,049	90,944	(34)	85,757	(30)

Nonoperating Income (Expenses)
Investment (loss) income, net	(402)	1,278	(131)	(1,115)	(64)
Debt expense––recourse	(1,112)	(96)	1,058	(1,464)	(24)
Debt expense––nonrecourse	(432)	(872)	(50)	(518)	(17)
Other, net	20	(49)	(141)	(100)	(120)

Total Nonoperating (Expenses) Income, net	(1,926)	261	(838)	(3,197)	(40)

Income before income taxes	58,123	91,205	(36)	82,560	(30)
Income tax provision	20,654	34,000	(39)	27,041	(24)

Net Income	37,469	57,205	(35)	55,519	(33)
Less: Net income attributable to the noncontrolling interest in subsidiaries	2,334	1,386	68	1,256	86

Net income attributable to Federated	$35,135	$55,819	(37)%	$54,263	(35)%

Earnings Per Share[2]
Net income attributable to Federated common shareholders – Basic	$0.34	$0.55	(38)%	$0.53	(36)%
Net income attributable to Federated common shareholders – Diluted	$0.34	$0.54	(37)%	$0.53	(36)%

Weighted-average shares outstanding
Basic	99,927	99,812		99,891
Diluted	100,035	101,137		100,025

Dividends declared per share	$0.24	$0.21		$0.24

1)	On Jan. 1, 2009, Federated adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” Its provisions require that minority interest be renamed noncontrolling interest and that companies present a consolidated net income that includes the amount attributable to noncontrolling interests for all periods presented.
2)	On Jan. 1, 2009, Federated adopted Financial Accounting Standards Board Staff Position Emerging Issues Task Force No. 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under this standard, unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are now required to be included in the computation of earnings per share under the “two-class method.” As a result current and prior periods have been adjusted to reflect this new standard.

Federated Reports Q1 2009 Earnings	Page 6 of 9

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2009	Dec. 31, 2008
Assets
Cash and other short-term investments	$71,225	$58,647
Other current assets	54,329	58,185
Deferred sales commissions, net	25,561	30,261
Intangible assets, net and goodwill	643,086	657,321
Other long-term assets	40,157	42,196

Total Assets	$834,358	$846,610

Liabilities and Equity
Current liabilities	$212,789	$217,838
Long-term debt—recourse	120,750	126,000
Long-term debt—nonrecourse	25,450	30,497
Other long-term liabilities	33,357	47,705
Equity excluding treasury stock[1]	1,235,406	1,229,051
Treasury stock	(793,394)	(804,481)

Total Liabilities and Equity	$834,358	$846,610

1)	Noncontrolling or minority interest was previously included in other long-term liabilities, but is now included in Equity excluding treasury stock. On Jan. 1, 2009, Federated adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” Its provisions require that minority interest be renamed noncontrolling interest and companies present it as a component of equity for all periods presented.

Federated Reports Q1 2009 Earnings	Page 7 of 9

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended
	March 31, 2009	Dec. 31, 2008	March 31, 2008
Equity Funds
Beginning assets	$17,562	$21,583	$29,145

Sales	1,325	1,031	1,602
Redemptions	(1,591)	(1,752)	(1,893)

Net redemptions	(266)	(721)	(291)
Net exchanges	(75)	(103)	(77)
Acquisition related	0	1,149	0
Other[1]	(1,319)	(4,346)	(2,897)

Ending assets	$15,902	$17,562	$25,880

Fixed-Income Funds
Beginning assets	$19,321	$19,136	$17,943

Sales	3,151	2,172	1,818
Redemptions	(2,010)	(2,331)	(1,555)

Net sales (redemptions)	1,141	(159)	263
Net exchanges	42	13	53
Acquisition related	0	658	0
Other[1]	248	(327)	80

Ending assets	$20,752	$19,321	$18,339

1)	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets2

(in millions)

	Quarter Ended
	March 31, 2009	Dec. 31, 2008	March 31, 2008
Equity Separate Accounts
Beginning assets	$9,099	$10,068	$13,017

Net customer flows[3]	(561)	(754)	(404)
Acquisition related	0	1,537	0
Other[3]	(1,029)	(1,752)	(975)

Ending assets	$7,509	$9,099	$11,638

Fixed-Income Separate Accounts
Beginning assets	$4,165	$3,602	$3,754

Net customer flows[3]	7	180	71
Acquisition related	0	444	0
Other[3]	47	(61)	162

Ending assets	$4,219	$4,165	$3,987

2)	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products . Flows for liquidation portfolios have been removed from Changes in Equity and Fixed-Income Separate Account Assets and are detailed on the following page.
3)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated Reports Q1 2009 Earnings	Page 8 of 9

Changes in Liquidation Portfolios1

(in millions)

	Quarter Ended
	March 31, 2009	Dec. 31, 2008	March 31, 2008
Liquidation Portfolios
Beginning assets	$1,505	$1,777	$1,127

Net customer flows[2]	(802)	(205)	(11)
Other[2]	(3)	(67)	(26)

Ending assets	$700	$1,505	$1,090

1)	For Q1 2009, Federated is presenting flows for liquidation portfolios separately. Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. The new category was established because the assets and related cash flows from these portfolios are significantly different than those of traditional separate account mandates.
2)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income. For Dec. 31, 2008 ($52) million was reclassified from Other to Net customer flows.

Federated Reports Q1 2009 Earnings	Page 9 of 9

(in millions)

MANAGED ASSETS	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008
By Asset Class
Equity	$23,411	$26,661	$31,651	$37,281	$37,518
Fixed-income	24,971	23,486	22,738	22,989	22,326
Money market	360,127	355,658	287,836	271,131	277,527
Liquidation portfolios[1]	700	1,505	1,777	2,083	1,090

Total Managed Assets	$409,209	$407,310	$344,002	$333,484	$338,461

By Market*
Wealth Management & Trust	$235,250	$233,444	$173,284	$162,991	$162,865
Broker/Dealer	117,476	121,073	120,014	116,840	119,268
Global Institutional	45,247	41,453	37,374	40,408	43,976
Other	11,236	11,340	13,330	13,245	12,352

Total Managed Assets	$409,209	$407,310	$344,002	$333,484	$338,461

By Product Type
Mutual Funds:
Equity	$15,902	$17,562	$21,583	$25,569	$25,880
Fixed-income	20,752	19,321	19,136	19,065	18,339
Money market	328,780	327,267	259,172	240,646	242,280

Total Fund Assets	$365,434	$364,150	$299,891	$285,280	$286,499

Separate Accounts:
Equity	$7,509	$9,099	$10,068	$11,712	$11,638
Fixed-income	4,219	4,165	3,602	3,924	3,987
Money market	31,347	28,391	28,664	30,485	35,247

Total Separate Accounts	$43,075	$41,655	$42,334	$46,121	$50,872

Total Liquidation Portfolios[1]	$700	$1,505	$1,777	$2,083	$1,090

Total Managed Assets	$409,209	$407,310	$344,002	$333,484	$338,461

AVERAGE MANAGED ASSETS	Quarter Ended
	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008
By Asset Class
Equity	$24,219	$24,870	$35,136	$38,974	$38,471
Fixed-income	24,218	22,546	23,143	22,709	22,111
Money market	362,269	320,684	274,840	279,776	260,306
Liquidation portfolios[1]	975	1,650	1,944	1,816	1,109

Total Avg. Assets	$411,681	$369,750	$335,063	$343,275	$321,997

By Product Type
Mutual Funds:
Equity	$16,240	$16,904	$24,180	$26,762	$26,696
Fixed-income	20,009	18,674	19,347	18,672	18,186
Money market	330,294	293,428	245,304	246,868	231,719

Total Avg. Fund Assets	$366,543	$329,006	$288,831	$292,302	$276,601

Separate Accounts:
Equity	$7,979	$7,966	$10,956	$12,212	$11,775
Fixed-income	4,209	3,872	3,796	4,037	3,925
Money market	31,975	27,256	29,536	32,908	28,587

Total Avg. Separate Accts.	$44,163	$39,094	$44,288	$49,157	$44,287

Total Avg. Liquidation Portfolios[1]	$975	$1,650	$1,944	$1,816	$1,109

Total Avg. Assets	$411,681	$369,750	$335,063	$343,275	$321,997

ADMINISTERED ASSETS	Quarter Ended
	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008
Period End	$7,476	$8,373	$8,723	$8,886	$9,921
Average	$8,236	$9,142	$8,889	$9,781	$9,694

1)	Federated added liquidation portfolios as an asset category beginning in Q1 2009. Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. The new category was established because the assets and related cash flows from these portfolios are significantly different than those of traditional separate account mandates.